Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement of MGCC Investment Strategies, Inc. on Form S-1 of our report dated March 6, 2006 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ Meyler & Company LLC
Middletown, NJ
June 20, 2006